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                                                                   EXHIBIT 11-2


                                                       [GRANT THORNTON LLP LOGO]
                                                              GRANT THORNTON LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation in the statement of additional information constituting part of this Amendment No. 19 and Amendment No. 20 to the Registration Statement on Form N-1A of our report dated December 21, 1994.

We also consent to the reference to us under the heading "Auditors" and "Experts" in such Statement of Additional Information.


/s/ Grant Thornton LLP
GRANT THORNTON LLP

New York, New York
January 30, 1996
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                                                                    EXHIBIT 11-2


                                                       [GRANT THORNTON LLP LOGO]
                                                              GRANT THORNTON LLP


November 1, 1995


Securities and Exchange Commission
Attn: SECPS/Mail Stop 9-5
Washington, D.C. 20549


Re:  2-776969
     811-3445


We have read The Merger Fund statement regarding our termination as their independent auditors included at the end of the "Notes To the Financial Statements" on Page 17 and agree with the information contained therein.


Very truly yours,

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP